UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2005
Critical Therapeutics, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other juris- diction of incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts (Address of principal executive offices)	02421 (Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01.  Other Events.
     On August 9, 2005, Paul D. Rubin, M.D., the President and Chief Executive Officer and a member of the Board of Directors of Critical Therapeutics, Inc. (the “Company”), adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the Company’s insider trading policy governing transactions in the Company’s securities by its directors, executive officers and employees.
     On August 9, 2005, Trevor Phillips, Ph.D., the Chief Operating Officer and Senior Vice President of Operations of the Company, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Exchange Act and the Company’s insider trading policy governing transactions in the Company’s securities by its directors, executive officers and employees.
     On August 12, 2005, H. Shaw Warren, M.D., a member of the Board of Directors of the Company, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Exchange Act and the Company’s insider trading policy governing transactions in the Company’s securities by its directors, executive officers and employees.
     Dr. Rubin’s plan provides for the sale of up to 180,000 shares of the Company’s common stock over an 18-month period beginning on October 15, 2005. Dr. Phillips’ plan provides for the sale of up to 56,944 shares of the Company’s common stock over a 28-month period beginning on September 19, 2005. Dr. Warren’s plan provides for the sale of up to 140,000 shares of the Company’s common stock over a 12-month period beginning on October 1, 2005. Under the terms of all three plans, shares will be sold on the open market at prevailing market prices, subject to minimum price thresholds.
     The pre-arranged trading plans were adopted in order to allow Drs. Rubin, Phillips and Warren to sell a portion of their shares of common stock of the Company (or shares of common stock acquired upon exercise of vested stock options) over time as part of their respective long-term strategies for individual asset diversification and liquidity. Drs. Rubin, Phillips and Warren are required to disclose publicly the transactions under the plans pursuant to Section 16(a) of the Exchange Act through Form 4 filings with the Securities and Exchange Commission.
     Rule 10b5-1 promulgated under the Exchange Act allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios over time. Drs. Rubin, Phillips and Warren, as well as other executive officers and directors of the Company, may modify or terminate these plans or adopt similar plans in the future. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of our executive officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2005	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
Chief Financial Officer, Senior Vice President of Finance and Treasurer